EXHIBIT 10.3

AMENDED AND RESTATED AGREEMENT OF PURCHASE AND SALE

by and between

Harvest-Granite San Tomas LLC

a Delaware limited liability company

as Seller

and

HARVEST 2400, LLC

a Delaware limited liability company

as Buyer

dated

January 31, 2008

TABLE OF CONTENTS

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TABLE OF CONTENTS

(continued)

Exhibits
Exhibit A    -    Property Description
Exhibit B     -    Other Property
Exhibit C     -    Bill of Sale
Exhibit D     -    Leases
Exhibit E     -    General Assignment
Exhibit F     -    Grant Deed
Exhibit G     -    Documents and Materials
Exhibit H    -     Seller’s Certificate
Exhibit I      -     Buyer’s Certificate
Exhibit J     -     Contracts and Agreements
Exhibit K    -     Form of Tenant Estoppel Certificate
Exhibit L    -      Notice to Tenants
Exhibit M   -             Notice to Vendors
Exhibit N    -     Relationship Side Letter

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AMENDED AND RESTATED AGREEMENT OF PURCHASE AND SALE

THIS AMENDED AND RESTATED AGREEMENT OF PURCHASE AND SALE (this “Agreement”), dated as of January 31, 2008, is entered into by and between HARVEST-GRANITE SAN TOMAS LLC, a Delaware limited liability company (“Seller”), and HARVEST 2400, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.           Seller is the owner of certain real property (“Real Property”), consisting of approximately 24.67 acres, commonly known as 2600 - 2880 San Tomas Expressway, located in the City and County of Santa Clara (“County”), California (“State”), more particularly described in Exhibit A attached hereto.

B.           The Real Property has constructed thereon certain buildings and related improvements (collectively, “Improvements”).

C.           The Real Property, Improvements, Personal Property (as defined on Exhibit G attached hereto), and Other Property (as defined on Exhibit B attached hereto) are hereinafter collectively referred to as the “Property.”

D.           Seller and San Tomas Investors, LLC, a Delaware limited liability company (“Original Buyer”) entered into an Agreement of Purchase and Sale, dated December 28, 2007, with respect to the Property (the “Original Agreement”).

E.           Conditioned upon the concurrent execution and delivery of this Agreement, Original Buyer is concurrently assigning the Original Agreement to Buyer pursuant to an Assignment and Assumption of Agreement of Purchase and Sale , dated January 31, 2008.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

I.           The parties agree that the Original Agreement is amended and restated, as of January 31, 2008, in its entirety by this Agreement.

AGREEMENT

1. PURCHASE AND SALE

Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Property on the terms and subject to the conditions set forth in this Agreement. For the purposes of this Agreement, the term “Effective Date”, as used herein shall mean December 28, 2007.

2. PURCHASE PRICE

The purchase price for the Property is equal to the amount of One Hundred Forty-Nine Million, Three Hundred Fifty-Four Thousand, Fifty Dollars and No Cents ($149,354,050.00) (“Purchase Price”).

3. PAYMENT OF PURCHASE PRICE

The Purchase Price for the Property shall be payable by Buyer as follows:

(a) Deposit.  On or before two (2) business days following the following the Effective Date, Buyer has paid to Seller the amount of Fifty Thousand Dollars ($50,000) (together with any interest accrued thereon, the “First Deposit”) which shall be nonrefundable notwithstanding any termination of this Agreement.  On or before one (1) business day following the expiration of the Contingency Period (as defined below), Buyer shall cause an additional Four Million, Four Hundred Fifty Thousand Dollars ($4,450,000) in immediately available funds (together with any interest accrued thereon, the “Second Deposit”) in immediately available funds to be delivered into Escrow with First American Title Insurance Company, 1737 North First Street, Suite 100, San Jose California 95112, Attn: Dian Blair (“Escrow Holder”).  The First Deposit and the Second Deposit shall be collectively referred to herein as the “Deposit”.  The Second Deposit shall be invested by Escrow Holder with a financial institution acceptable to Buyer and Seller in a federally-insured interest-bearing demand account (with any risk of loss for the account of Buyer), and the Second Deposit, and all interest accrued on the Second Deposit, shall be credited to the Purchase Price upon the Close of Escrow.  Following the expiration of the Contingency Period (as hereinafter defined), unless this Agreement has been previously terminated or deemed terminated by Buyer pursuant to its rights set forth in this Agreement, the Second Deposit shall, except as otherwise provided in this Agreement to the contrary, become non-refundable.  The Deposit shall be credited against the Purchase Price at Close of Escrow.  The failure of Buyer to timely deliver any of the Deposits shall be a material default, and shall entitle Seller, at Seller’s sole option, to terminate this Agreement immediately by giving written notice of such termination to Buyer and the Escrow Holder.

(b) Cash at Close of Escrow.  On or before the Close of Escrow, Buyer shall deposit with Escrow Holder the remaining portion of the Purchase Price, in immediately available funds, which shall be paid to Seller at Close of Escrow.

4. ESCROW

(a) Opening of Escrow.  Seller has opened an escrow (“Escrow”), Escrow No. NCS-332894-SC, with Escrow Holder on or prior to the Effective Date.  Buyer and Seller agree to execute and deliver to Escrow Holder, in a timely manner, all escrow instructions necessary to consummate the transaction contemplated by this Agreement.  Any such instructions shall not conflict with, amend or supersede any portion of this Agreement.  If there is any inconsistency between such instructions and this Agreement, this Agreement shall control.

(b) Close of Escrow.  For purposes of this Agreement, “Close of Escrow” shall be defined as the date that the Grant Deed (as hereinafter defined) is recorded in the Official Records of the County.  The Close of Escrow shall occur on or before February 15, 2008 (subject to extension solely pursuant to the terms and conditions of this Agreement or by the mutual agreement of the parties in their sole and absolute discretion, the  “Closing Date”).

5. CONDITIONS OF TITLE

The Property shall be conveyed to Buyer by Seller by a Grant Deed, in the form attached hereto as Exhibit F (“Grant Deed”), subject only to (a) a lien to secure payment of real estate taxes, bonds and assessments not delinquent; (b) the lien of supplemental taxes, not delinquent; and (c) exceptions which are approved and/or accepted by Buyer in writing in accordance with this Agreement; (d) laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now existing or hereafter in effect with respect to the Property; (e) matters affecting the condition of title created by or with the written consent of

Buyer; (f) water rights, and claims of title to water, if shown by the public records; (g) conflicts in boundary lines, encroachments, and any state of facts which an inspection of the Property would disclose and which are not shown by the public records; and (h) standard printed exclusions generally included in a CLTA owner’s policy (or ALTA owner’s policy, as the case may be) (collectively, “Approved Conditions of Title”).  Notwithstanding anything to the contrary contained in this Agreement, Buyer hereby disapproves all liens evidencing deeds of trust or mortgages or other liens securing monetary obligations, judgment liens, liens for delinquent real estate property taxes and assessments and mechanic’s liens, other than mechanics liens solely due to Buyer, and Seller agrees to cause all such liens to be eliminated at Seller’s sole cost and expense (including all prepayment penalties and charges) prior to or concurrently with the Close of Escrow.  Issuance by the Title Company (or an unconditional commitment to issue) as of the Close of Escrow of the Title Policy shall constitute the required delivery of title by Seller.

6. CONDITIONS TO CLOSE OF ESCROW

(a) Conditions to Buyer’s Obligations.  The Close of Escrow and Buyer’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions (or Buyer’s waiver thereof) which are for Buyer’s sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

(i) Title and Survey.

(a) Title.  Buyer shall have the right to approve any and all matters of and exceptions to title of the Property, including the legal description, as disclosed by the following documents and instruments (collectively, “Title Documents”):  (A) a preliminary title report (“Preliminary Report”) issued by the Title Company (as hereinafter defined) with respect to the Property and all matters referenced therein; and (B) legible copies of all documents, whether recorded or unrecorded, referred to in such Preliminary Report.  Seller shall cause Escrow Holder to deliver the Title Documents to Buyer within five (5) calendar days following the Effective Date.  Buyer shall have ten (10) business days following the Effective Date to give Seller and Escrow Holder written notice (“Buyer’s Title Notice”) of Buyer’s approval or disapproval, which shall be made in Buyer’s sole and absolute discretion, of the legal description and every item or exception disclosed by the Title Documents.  The failure of Buyer to give Buyer’s Title Notice to Seller within the specified time period shall be deemed Buyer’s disapproval of title to the Property.  In the event that Buyer’s Title Notice disapproves of any matter of title shown in the Title Documents, Seller shall, within three (3) business days after Buyer’s Title Notice is received by Seller, give Buyer written notice (“Seller’s Title Notice”) (a) that Seller will remove such objectionable exceptions from title on or before the Close of Escrow, provided that Seller may extend the Close of Escrow for such period as shall be required to effect such cure, but not beyond ten (10) days or (b) that Seller elects not to cause such exceptions to be removed.  If Seller fails to timely give such notice to Buyer, Seller shall be deemed to have given notice to Buyer under clause (b).  Seller shall have no obligation to remove any title exceptions to which Buyer objects other than those that Seller has agreed to remove in Section 5 above.  The procurement by Seller of a commitment for the issuance of the Title Policy without any exceptions to which Buyer has objected or is deemed to have objected or with an endorsement thereto insuring Buyer against any title exception which was disapproved pursuant to this section (and so long as such endorsement is acceptable to Buyer in its sole discretion) shall be deemed a cure by Seller of such disapproval.  In the event that Seller gives or is deemed to have given Buyer notice under clause (b) above, Buyer shall have until the expiration of the Contingency Period to notify Seller in writing that either (1) Buyer is willing to purchase the Property subject to such disapproved exceptions, or (2) Buyer elects to cancel this transaction.

Failure of Buyer to take either one of the actions described in subsection (1) or (2) above shall be deemed to be Buyer’s election to take the action described in subsection (2) above.  In the event this Agreement is canceled or deemed canceled pursuant to this Section, except as otherwise provided herein, the parties shall have no further obligations under this Agreement, and all monies delivered to Escrow Holder (other than the First Deposit, which shall be non-refundable), including any accrued interest thereon, by Buyer shall immediately be returned to Buyer.  Seller covenants after the Contingency Period, that Seller will not cause title to the Real Property to differ from the Approved Conditions of Title described in this Section.  Any liens, encumbrances, encroachments, easements, restrictions, conditions, covenants, rights, rights-of-way or other matters other than the Approved Conditions of Title which may appear of record or be revealed after the Contingency Period that were not disclosed by the Title Company or the Survey or otherwise actually known to Buyer prior to the expiration of the Contingency Period or solely caused by Buyer, shall also be subject to Buyer’s approval as a condition to the Close of Escrow for Buyer’s benefit, provided that Buyer must notify Seller of such objection(s) to title within two (2) business days of being made aware of the existence of such exception.  If Buyer gives such a notice to Seller, the provisions of this Section 6(a)(i)(a) above shall apply as if such notice was a Buyer’s Title Notice, except that Buyer must respond within three (3) business days to any response to such notice by Seller.  The parties acknowledge that Buyer’s Title Notice and Seller’s Title Notice have each been timely delivered and Buyer has timely made the election referred to in subsection (1) above with respect to Seller’s Title Notice.

(b) Survey.  At Buyer’s option and at its expense, during the Contingency Period Buyer may obtain an update of the ALTA survey of the Property provided to Buyer by Seller (“Survey”).  Buyer may advise Seller in writing and in reasonable detail, not later than five (5) business days prior to the close of the Contingency Period, what matters, if any, shown on the Survey are not acceptable to Buyer (the “Survey Objections”).  Seller shall have three (3) business days after receipt of Buyer’s Survey Objections to give Buyer notice that (a) Seller will remove any Survey Objections (or afford the Title Company necessary information or certifications to permit it to insure over such matters) or (b) Seller elects not to cause such matters to be removed.  Seller’s failure to provide notice to Buyer within such three (3) business day period as to any Survey Objection shall be deemed an election by Seller not to remove the Survey Objection.  If Seller so notifies or is deemed to have notified Buyer that Seller shall not remove any or all of the Survey Objections, Buyer’s delivery of the Approval Notice pursuant to Section 6(a)(ii) below shall indicate Buyer’s waiver of such objection and its determination to proceed with the purchase and take the Property subject to such matters.  If obtained, Buyer shall promptly deliver a copy of the Survey to Seller and the Title Company.  It is acknowledged that Buyer may not be entitled to obtain an ALTA title insurance policy with respect to the Property if Buyer elects not to timely obtain a Survey on or before five (5) days before the Close of Escrow with respect to the Property.  The parties acknowledge that Buyer has obtained an update of the Survey and that Buyer has no Survey Objections in connection therewith.

(ii) Inspections and Studies.  For a period commencing on the Effective Date and expiring at 5:00 p.m. P.T. on January 31, 2008 (the “Contingency Period”), except as otherwise extended pursuant to the provisions of this Section, Buyer shall have the right to review and approve the (A) Documents and Materials (as hereinafter defined), and (B) conduct any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies, soils, seismic and geologic reports and environmental testing) with respect to the Property as Buyer may elect to make or maintain.  Any such entry shall be upon reasonable notice to Seller and Seller shall be afforded the opportunity to accompany Buyer during such visitations.  Buyer shall keep the Property free and clear of any mechanics’ liens, materialmen’s liens or claims arising out of any of Buyer’s activities or those of Buyer’s representatives on or with respect to the Property.

All entries onto the Property by Buyer and all inspections and examinations thereof shall be at Buyer’s sole cost and expense, shall be done in a workmanlike manner in accordance with all applicable codes, statutes, ordinances, rules, regulations and laws.  Buyer shall not perform any test or inspection or carry out any activity at the Property which damages the Property in any way or which is physically intrusive into the Improvements or soil of the Property without the prior written consent of Seller, which Seller may withhold in its reasonable discretion and shall be subject to such other reasonable conditions as may be placed on such testing by Seller, including, without limitation, a requirement that Buyer provide Seller split samples of any testing performed by or on behalf of Buyer.  After completion of any such inspection or study on any portion of the Property, Buyer, at its sole cost and expense shall repair (which shall include replacement where necessary) any damage to the Property arising from such entry.  In connection with any inspections of the Property, Buyer and Buyer’s representatives will carry Commercial General Liability insurance with a limit of Five Million Dollars ($5,000,000) per occurrence and, upon the reasonable request of Seller, will provide Seller with written evidence of same.  Before performing any environmental inspections or testing of the Property, Buyer shall obtain any required permits and authorizations and shall pay all applicable fees required by any public body or agency in connection therewith.  Prior to the expiration of the Contingency Period, Buyer shall deliver to Seller and Escrow Holder written notice of its approval, which shall be made in Buyer’s sole and absolute discretion, of the Property and the Documents and Materials (“Approval Notice”).  The failure of Buyer to deliver such notice prior to the expiration of the Contingency Period shall be deemed to constitute Buyer’s disapproval of such matters.  The cost of any such inspections, tests and/or studies shall be borne by Buyer.  Between the Effective Date and the Close of Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Property at reasonable times to make any and all inspections and tests as may be necessary or desirable in Buyer’s sole judgment and discretion.  Buyer shall indemnify, defend and hold Seller harmless from any and all damage arising out of or in connection with such entry upon the Property by Buyer, its agents, employees or contractors or the performance by Buyer or Buyer’s representatives of any testing or investigations of the Property (“Inspection Indemnity”); provided, however, that such Inspection Indemnity shall not extend to any damages arising from or related to the discovery of any pre-existing condition of the Property or to loss of value resulting from such discovery thereof and/or further excepting the acts or omissions of Seller or any of Seller’s agents, employees, contractors, consultants, lessees, licensees or invitees.  In the event Buyer disapproves or is deemed to have disapproved the condition of the Property and/or the Documents and Materials prior to the expiration of the Contingency Period, except as otherwise provided herein, the parties shall have no further obligations under this Agreement, the Second Deposit including any accrued interest thereon, shall be immediately returned to Buyer, and Buyer shall return to Seller any Documents and Materials provided to Buyer during the Contingency Period.  In the event that Buyer terminates this Agreement pursuant to the provisions contained in this subsection (ii)(a), Buyer shall be responsible for all escrow cancellation costs charged by Escrow Holder.  Buyer and its representatives shall hold in strictest confidence all confidential data and information obtained with respect to Seller or the Property and obtained in connection with the transaction contemplated by this Agreement, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that the restrictions set forth herein shall not apply (a) to disclosures which may otherwise be required by law, or (b) disclosures to Buyer’s affiliates, and Buyer’s and such affiliates’ respective directors, officers, partners, members, managers, employees, legal counsel, accountants, engineers, architects, financial advisors, brokers and similar professionals and consultants (“Representatives”) provided that Buyer shall inform such persons to treat such data and information confidentially.  Buyer shall not be responsible for disclosures of information which may otherwise become available to the public (other than from disclosure by a Buyer or its Representatives).  The indemnity provisions of this Section 6(a)(ii) shall survive the Close of Escrow and delivery of the Deed and shall further survive any earlier termination of this Agreement and the confidentiality provisions of this Section 6(a)(ii) shall survive the termination of this Agreement without a Close of Escrow for a period of 36 months (and if the Close of Escrow occurs, Buyer’s obligation to keep confidential information as set forth in this Section 6(a)(ii) shall expire as of the date of the Close of Escrow).

Buyer acknowledges that it has completed the investigations set forth in this Section 6(a)(ii) and is satisfied with the results thereof, and execution of this Agreement by Buyer shall be conclusively deemed to be timely delivery of Buyer’s Approval Notice.

(iii) Title Insurance.  As of the Close of Escrow, Title Company shall have issued or shall have committed to issue the Title Policy (as hereinafter defined) to Buyer.

(iv) Seller’s Obligations.  As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

(v) Seller’s Representations.  As of the Close of Escrow, all representations and warranties made by Seller to Buyer in this Agreement shall be true and correct.

(vi) No Material Change.  As of the Close of Escrow, there shall have been no material change in the condition of the Property between the expiration of the Contingency Period and the Close of Escrow; provided, however, that the terms and conditions of Section 18(b) below shall apply as Buyer’s remedy with respect to any such change in the condition of the Property due to fire or other casualty.  For purposes of this Section 6(a)(vii), “material” shall be deemed to be any diminution in the value of the Property which exceeds two million and 0/100ths Dollars ($2,000,000.00).

(vii) Estoppel Certificates.  As a condition precedent to Buyer’s obligation to close hereunder, Buyer shall have received estoppel certificates dated no more than thirty (30) days prior to the originally scheduled Close of Escrow (the “Estoppel Certificates”) from tenants, excluding Buyer or any affiliate of Buyer which is also a tenant, that collectively occupy not less than seventy percent (70%) of (i) the total rentable space actually leased as of the Effective Date pursuant to valid and existing leases (excluding license agreements and excluding the space leased by Buyer or any affiliate of Buyer), less (ii) the total rentable space under lease by Buyer or any affiliate of Buyer (the Estoppel Certificates to be delivered are collectively referred to as the “Required Estoppel Certificates”); it being agreed that receipt of an Estoppel Certificate from Buyer shall not be a condition precedent to Buyer’s obligation to consummate the transaction contemplated by this Agreement.  The Estoppel Certificates delivered to the tenants for execution shall be in the form of Exhibit K attached hereto (the “Form Tenant Estoppel Certificate”).  The Estoppel Certificates executed by tenants shall be in substantially the form of the Form Tenant Estoppel Certificate; provided, however, that an Estoppel Certificate executed by a tenant shall not be deemed an unacceptable Estoppel Certificate for purposes of this Section 6(a)(vii) if it (a) contains the qualification by the tenant of any statement as being to its knowledge or as being subject to any similar qualification, or (b) does not contain any more information than that which the tenant is required to give in any such certificate pursuant to its lease.  In the event that Seller does not provide to Buyer the Required Estoppel Certificates on or prior to the third business day prior to the Closing Date (subject to Seller’s right to extend the Closing Date set forth in the last sentence of this subsection), Buyer may, by written notice to Seller given on or prior to the Close of Escrow, either (A) elect not to purchase the Property, in which event the Second Deposit shall be returned to Buyer, at which time this Agreement shall terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement, or (B) elect to purchase the Property notwithstanding Seller’s inability to provide the Required Estoppel Certificates, in which event Buyer shall be deemed to have waived the condition contained in this Section 6(a)(vii).  If Buyer fails to deliver such written notice as described above, Buyer shall be deemed to have elected item (B) above.  Information disclosed on any Estoppel Certificate delivered to Buyer prior the Closing shall be deemed to have been known by Buyer for purposes of the second sentence of Section 14(q).  Seller shall have no liability in connection with Seller’s representations or warranties set forth herein with respect to a particular lease to the extent that such representations and warranties are confirmed by the tenant under such lease in an Estoppel Certificate delivered with respect to such lease.  Seller shall have the right to extend the Closing Date to any business day up to and including March 3, 2008 if Seller determines such extension is necessary to satisfy the condition set forth in this Section 6(a)(vii).

(b) Conditions to Seller’s Obligations.  The Close of Escrow and Seller’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions (or Seller’s waiver thereof) which are for Seller’s sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

(i) Buyer’s Obligations.  As of the Close of Escrow, Buyer shall have performed all of the obligations required to be performed by Buyer under this Agreement.

(ii) Buyer’s Representations.  As of the Close of Escrow, all representations and warranties made by Buyer to Seller in this Agreement shall be true and correct.

(iii) Buyer’s Deliveries.  Delivery and execution by Buyer of all monies, items and instruments required to be delivered by Buyer pursuant to this Agreement;

(iv) Approval Notice.  Buyer shall have timely waived the contingencies set forth in Sections 6(a)(i), (ii) and (vii).

(c) Failure of Condition to Close of Escrow.  In the event any of the conditions set forth in Section 6(a) or (b) are not timely satisfied or waived by Buyer or Seller, as the case may be, for a reason other than the default of Buyer or Seller, as the case may be, this Agreement shall terminate, and if applicable, the Second Deposit (unless otherwise provided in this Agreement), and all interest accrued thereon, and all other monies delivered to Escrow Holder by Buyer shall be immediately be returned to Buyer, Buyer shall return to Seller any Documents and Materials and, except as otherwise provided herein, the parties shall have no further obligations hereunder.  Buyer shall not be required to deliver to Seller any reports or analyses (prepared by Buyer or Buyer’s consultants or agents) concerning the Property, nor shall Buyer be required to deliver to Seller any document which is privileged or is otherwise legally protected from disclosure.  The occurrence of the Close of Escrow shall constitute satisfaction of conditions set forth in Section 6(a) and (b) not otherwise specifically satisfied or waived by Buyer or Seller (except with respect to any intentional default or breach of this Agreement by Seller, in which event (and notwithstanding anything to the contrary contained herein), so long as Buyer has provided reasonable notice and opportunity to cure to Seller (if reasonably practicable) with respect to such intentional default or breach by Seller, Buyer may elect to close the subject transaction but may make a claim for actual damage to the condition of the Property incurred as a result of any such intentional default or breach of this Agreement by Seller; provided that any such claim shall be limited by the restrictions on claims of Buyer in connection with a breach of a Seller representation or warranty set forth in Subsections 14(q)(i) and (ii) of this Agreement.).

7. DEPOSITS BY SELLER

Unless otherwise provided in this Section, prior to the Close of Escrow, Seller shall deposit with Escrow Holder the following documents:

(a) Grant Deed.  The Grant Deed, duly executed and acknowledged in recordable form by Seller, conveying fee title to the Property to Buyer subject only to the Approved Conditions of Title.

(b) FIRPTA Certificate.  A certification, acceptable to Escrow Holder and duly executed by Seller under penalty of perjury setting forth Seller’s address and federal tax identification number in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445, as may be amended, of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(c) California Franchise Tax Withholding.  Evidence satisfactory to Buyer and Escrow Holder that Seller is exempt from the provisions of the withholding requirements of the California Revenue and Taxation Code, as amended, and that neither Buyer nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions.

(d) Bill of Sale.  A bill of sale (“Bill of Sale”), duly executed by Seller in favor of Buyer, assigning and conveying to Buyer all of Seller’s right, title and interest in and to the Personal Property.  The Bill of Sale shall be in the form of, and upon the terms contained in, Exhibit C attached hereto.

(e) Other Documents.  Such other administrative documents as may be reasonably necessary and appropriate to complete the Close of Escrow of the transaction contemplated herein.

(f) General Assignment.  An assignment (“General Assignment”), duly executed by Seller, assigning to Buyer all of Seller’s right, title and interest in all Leases (as defined on Exhibit B) and Contracts (as defined on Exhibit B) and the Intangibles (as defined in the General Assignment).  The General Assignment shall be in the form of, and upon the terms contained in, Exhibit E attached hereto.

(g) Tenant and Contract Notice Letters.  one original notice letter to each tenant, substantially in the form attached hereto as Exhibit L (to be delivered outside of escrow); and one original notice letter to each Contract vendor, substantially in the form attached hereto as Exhibit M (to be delivered outside of escrow.

(h) Contracts and Leases.  The original (or copies if Seller is not in possession of the originals) of the Contracts approved by Buyer in accordance with this Agreement if required, together with any warranties related to such Contracts including, without limitation any operating manuals for Building systems and components.  The original (or copies if Seller is not in possession of the originals) of the Leases.

(i) Keys.  Keys to all entrance doors to the Improvements and keys to all Personal Property located on the Property, which keys shall be properly tagged for identification.

(j) Seller’s Certificate.  A certificate in the form of Exhibit H attached hereto, confirming that the representations and warranties made by Seller in this Agreement are true, correct and complete in all material respects as of the Close of Escrow.

(k) Permits, Entitlements, etc.  Any original building and development permits, certificates of occupancy, utility will-serve letters, use permits and other government approvals and/or entitlements with respect to the Property.

(l) January 31, 2008 Letter.  Concurrently with the execution of this Agreement, that certain January 31, 2008 letter from Harvest Properties, Inc. to BlackRock Realty Advisors, Inc. in the form attached as Exhibit “N”.

8. DEPOSITS BY BUYER

Prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder (a) the required funds which are to be applied towards the payment of the Purchase Price; (b) a counterpart of the General Assignment executed by Buyer; (c) a certificate in the form of Exhibit I attached hereto, confirming that the representations and warranties made by Buyer in this Agreement are true, correct and complete in all material respects as of the Close of Escrow; and (d) such other administrative documents as may be reasonably necessary and appropriate to complete the Close of Escrow of the transaction contemplated herein.

9. ISSUANCE OF TITLE INSURANCE

At the Close of Escrow, Escrow Holder’s title insurer (“Title Company”), shall issue to Buyer its standard form California Land Title Association (“CLTA”) Owner’s Policy of Title Insurance showing fee title to the Property vested in Buyer subject only to the Approved Conditions of Title (“Title Policy”).  The Title Policy shall be issued with liability in an amount equal to the Purchase Price.  Seller shall pay for the expense of the Title Policy (excluding the cost of any endorsements, which shall be paid for by Buyer).  If Buyer elects to have Title Company issue its American Land Title Association (“ALTA”) Owner’s Policy of Title Insurance, Buyer shall pay for the expense of such ALTA premium increment, any endorsement thereto and any survey costs.  Buyer shall be entitled to request that the Title Company provide an ALTA title insurance policy and/or such endorsements to the Title Policy as Buyer may reasonably require, provided that such ALTA policy and/or endorsements shall be at no cost or additional liability to Seller and the Close of Escrow shall not be delayed as a result of Buyer’s request.

10. COSTS AND EXPENSES

Except as otherwise specified in this Section 10, Seller and Buyer shall equally divide all escrow charges.  Seller shall pay any recording charges and all documentary, transfer and stamp taxes charged by the County as a result of the transaction described herein.  Buyer shall pay the incremental premium for the ALTA portion of the Title Policy and the premium for any endorsements, the cost of the Survey (if any) and the premium for the Buyer’s lender’s title policy, if any.  All other costs and expenses incident to this transaction and the Close of Escrow thereof and not specifically described above, shall be allocated pursuant to the custom in the County.  Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.

11. PRORATIONS

The provisions of this Section 11 shall survive Close of Escrow.

(a) Seller shall prepare a statement of the prorations and adjustments required by this Agreement (the “Joint Closing Statement”) and submit it to Buyer for approval at least three (3) business days prior to the Close of Escrow.  The items listed below are to be equitably prorated or adjusted as of the close of business on the Close of Escrow, it being understood that, for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on the day immediately preceding the Close of Escrow and Buyer shall be deemed the owner of the Property as of the day of the Close of Escrow.

(i) Taxes/Assessments.  Seller shall pay current the amount of any bond or assessment which is a lien on the Property but not customarily paid with property taxes; provided that Buyer shall acquire the Property subject to and Buyer shall assume the outstanding balance of any such bond(s) and/or assessment(s).  All non-delinquent real estate taxes, bonds and assessments on the Property shall be prorated as of 12:01 a.m. on the day of the

Close of Escrow based on the most recent tax bill.  All delinquent taxes, bonds and assessments, if any, on the Property shall be paid at the Close of Escrow from funds accruing to Seller.  The existing balance, paid current, of all bonds and assessments shall be assumed by Buyer at Close of Escrow and shall not be credited against the Purchase Price.  Such payment obligation shall survive the Close of Escrow.

(ii) Rent.  The “minimum” or “base” rent payable by tenants under the Leases for the calendar month in which the Close of Escrow occurs shall be prorated on the basis of the number of days of such month the Property will have been owned by Buyer and Seller, respectively.  However, there shall be no proration of any such rent which is delinquent as of the Close of Escrow, and at the Close of Escrow, Seller shall deliver to Buyer a schedule of all such delinquent rent.  Rather, Buyer shall cause any such delinquent rent for the period prior to Close of Escrow to be remitted to Seller if, as, and when collected.  Additionally, there shall be no proration of any rent that a tenant under a Lease delivers to either Buyer or Seller that such tenant has identified, at the time of such delivery, as constituting payment of rent due for a month or other period of time prior to Close of Escrow.  If Buyer receives any such rent, Buyer shall cause such rent to be remitted to Seller if, as, and when collected.  With respect to delinquent rent existing under the Leases, all amounts collected by Buyer after the Close of Escrow shall be applied first to the month in which the Close of Escrow occurs, then to the period following the month in which the Close of Escrow occurs, then to the period prior to the month in which the Close of Escrow occurs.  Buyer shall cause its property manager to include the amount of delinquent rent in the first bills thereafter submitted to the tenants in question after the Close of Escrow, and shall continue to do so for two (2) months thereafter.  Buyer shall, upon request from Seller, cause to its property manager to promptly deliver to Seller a copy of each such bill submitted to tenants.  After such two (2) month period, Seller may pursue remedies directly against delinquent tenants, but may not sue to evict or otherwise dispossess such tenants.

(iii) Costs Relating to New Leases.  Any tenant improvement costs, leasing commissions or other leasing costs paid or payable pursuant to any New Lease (as hereinafter defined) entered into in accordance with Section 16(a) shall be prorated over the term of such New Lease, with Seller being responsible for a portion of such costs and commissions based on the ratio of base rent payments received by Seller through the Close of Escrow to the total base rent payable over the term of such New Lease.

(iv) Security Deposits; Utility Deposits.  Buyer shall receive a credit at Close of Escrow in the amount of any unapplied cash security deposits under the Leases.  In addition, Seller shall assign (to the extent assignable) and deliver to Buyer at Close of Escrow any and all letters of credit and other instruments held by Seller as security deposits under Leases.  Seller shall receive a credit at Close of Escrow in the amount of all refundable cash or other deposits posted with utility companies servicing the Property which are duly assigned to Buyer at Close of Escrow.

(v) Utilities.  Water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any other payments to utility companies shall be prorated.  If possible, utility prorations will be handled by final meter readings on the Close of Escrow.  If final readings are not possible, or if any such charges are not separately metered, such charges will be prorated based on the most recent period for which costs are available.

(vi) Contracts.  Amounts due and prepayments under the Contracts shall be prorated.

(vii) Fees Payable.  Assignable license and permit fees, and similar fees and expenses of operation shall be prorated.

(viii) Tenant Inducement Costs.  Seller shall be responsible for the payment of any unpaid Tenant Inducement Costs and leasing commissions with respect to any Lease in existence as of the Closing Date, unless expressly authorized in writing by Buyer in connection with a new Lease.  For purposes hereof, the term “Tenant Inducement Costs” shall mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs (other than those accruing as a result of a buyout option executed by Buyer after the Close of Escrow, which buyout costs shall be Buyer’s sole and exclusive responsibility), moving, design, and refurbishment, but specifically excluding legal fees or loss of income resulting from any free rental period (it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Close of Escrow and that Buyer shall bear such loss from and after the Close of Escrow).  If, as of the date of Close of Escrow, Seller shall not have paid any Tenant Inducement Costs or leasing commissions for which Seller is responsible to have paid prior to the date of Close of Escrow in accordance with the provisions of this Section 11(a)(viii), Buyer shall be credited with an amount equal to such Tenant Inducement Costs and leasing commissions and Buyer shall assume the obligation to pay the same.  Buyer shall be responsible for the payment of any Tenant Inducement Costs and leasing commissions with respect to any New Lease.

(ix) If any item of income or expense set forth in this Section 11(a) is subject to final adjustment after Close of Escrow, then Seller and Buyer shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate information becomes available.  Any amounts due from one party to the other as a result of such reproration shall be paid promptly in cash to the party entitled thereto.  Seller and Buyer hereby covenant and agree to make available to each other for review such records as are necessary to complete such reprorations.  The foregoing provisions of this Section 11(a) shall survive Close of Escrow.

(b) Tenant Reimbursements/CAM.  Tenants under the Leases are currently paying Seller certain amounts (referred to herein as “Tenant Reimbursements”) based on Seller’s estimates for real estate taxes and assessments, common area maintenance, operating expenses and similar expenses (collectively, “Tenant Reimbursable Expenses”).

(i) 1)(a) For the Calendar Year of the Close of Escrow.  At Close of Escrow, Tenant Reimbursements payable by tenants under the Leases for the calendar month in which the Close of Escrow occurs shall be prorated on the basis of the number of days of such month the Property will have been owned by Buyer and Seller, respectively.  However, there shall be no proration of any such Tenant Reimbursements which are delinquent as of Close of Escrow.  Rather, Buyer shall cause its property manager to cause any such delinquent Tenant Reimbursements for the period prior to Close of Escrow to be remitted to Seller if, as, and when collected.  Additionally, there shall be no proration of any Tenant Reimbursements that a tenant under a Lease delivers to either Buyer or Seller that such tenant has identified, at the time of such delivery, as constituting payment of a Tenant Reimbursement due for a month or other period of time prior to Close of Escrow.  If Buyer receives any such Tenant Reimbursements, Buyer shall cause such Tenant Reimbursements to be remitted to Seller if, as, and when collected.  At Close of Escrow, Seller shall deliver to Buyer a schedule of all such delinquent Tenant Reimbursements.  Buyer shall cause its property manager to include the amount of delinquent Tenant Reimbursements in the first bills thereafter submitted to the tenants in question after Close of Escrow, and shall continue to do so for two (2) months thereafter.  Upon request by Seller, Buyer shall cause its property manager to promptly deliver to Seller a copy of each such bill submitted to tenants.  After such two (2) month period, Seller may pursue remedies directly against delinquent tenants, but may not sue to evict or otherwise dispossess such tenants.

(b) At least three (3) business days prior to the Close of Escrow, Seller shall cause to be prepared and delivered to Buyer a reconciliation (“Tenant Reimbursement Reconciliation”) of (i) actual operating and similar expense of the Property upon which Tenant Reimbursements are based (“Actual Expenses”) for the period commencing on January 1, 2008 and ending on 11:59 p.m. on the day preceding the Close of Escrow (the “Reconciliation Period”), it being understood that certain Tenant Reimbursable Expenses for the Reconciliation Period, if not based on actual amounts (such as certain operating expenses for the month in which the Close of Escrow occurs), may be reasonably estimated by Seller; and (ii) Tenant Reimbursable Expenses actually collected by Seller for the Reconciliation Period.  Any amount shown to be owed by Seller to the tenants of the Property under the Tenant Reimbursement Reconciliation shall be credited to Buyer at the Close of Escrow (and shall be refunded by Buyer to the tenants as required under the Leases), and any amounts shown to be owed to Seller by tenants of the Property under the Tenant Reimbursement Reconciliation shall be credited to Seller (provided that there shall be no proration of uncollected amounts with respect to any tenant who is more than thirty (30) days delinquent in its payment of rent as of the Close of Escrow).  Buyer shall be responsible for performing the final reconciliation of Tenant Reimbursements for calendar year 2008 in accordance with the Leases, and for payment of all amounts owing to tenants under the Leases in connection therewith (subject to the reproration provision set forth herein and the time limits set forth therein).  Seller shall be responsible for any and all audits of any Tenant Reimbursements for all years prior to the year in which the Close of Escrow occurs.

(ii) For Prior Calendar Years.  Seller shall be responsible for the reconciliation with tenants of Tenant Reimbursements and Tenant Reimbursable Expenses for any calendar year prior to that in which the Close of Escrow occurs.  If the amount of Tenant Reimbursements collected by Seller for such prior years is less than the amount of Tenant Reimbursable Expenses paid by Seller for such period (or less than the amount which Seller is entitled to recover under the terms of the Leases), then Seller shall be entitled to bill such tenants directly and retain any such amounts due from tenants.  If the amount of Tenant Reimbursements collected by Seller for such prior calendar year exceeds the amount of Tenant Reimbursable Expenses paid by Seller with respect to such period (or the amount which Seller is entitled to recover under the terms of the Leases), then, to the extent required under the terms of the Leases, Seller shall remit such excess amounts to the applicable tenants.  In connection with the foregoing, Seller shall be permitted to make and retain copies of all Leases and all billings concerning Tenant Reimbursements for such prior years, and Buyer covenants and agrees to provide Seller with reasonable access to the books and records pertaining to such Tenant Reimbursements, and to otherwise cooperate with Seller (at no cost to Buyer) for the purpose of enabling Seller to adequately respond to any claim by tenants for reimbursement of Tenant Reimbursements previously paid by such tenants.  The provisions of this Section 11(b)(ii) shall survive Close of Escrow.

(c) Reservation of Rights to Contest.  Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right to (i) contest any taxes, assessments, or reassessments of the Property (or any portion thereof) that relate to any period of time prior to, through, and including the Close of Escrow; (ii) attempt to obtain a refund for any taxes or assessments previously paid by Seller; and (iii) meet with governmental officials in connection with (i) or (ii) immediately above.  The provisions of this Section 11(c) shall survive Close of Escrow.  Any amounts refunded for the year in which Close of Escrow occurs shall be prorated between Seller and Buyer pursuant to Section 11(a)(i), after deduction of the costs of such contest.

(d) Reproration.  Notwithstanding anything contained herein to the contrary, all reprorations contemplated by this Agreement shall be completed within one (1) year of Close of Escrow.  The provisions of this Section 11(d) shall survive Close of Escrow.

12. REVIEW OF INFORMATION

(a) Documents and Materials.  Within one (1) business day following the Effective Date, Seller has delivered to Buyer the Documents and Materials listed on Exhibit G (collectively, “Documents and Materials”) to the extent in Seller’s possession and control.  Notwithstanding any provision to the contrary, Seller shall have no obligation to furnish or otherwise make available to Buyer, any of the following documents: (i) any internally or externally prepared reports or analysis concerning the valuation or economic performance of the Property; (ii) any information received from or concerning any other potential purchaser of the Property; (iii) any federal or state income tax returns; (iv) any documents, instruments or agreements evidencing, securing or relating to any mortgage loan currently encumbering the Property; (v) any correspondence or analyses regarding past, pending or proposed real property tax appeals; or (vi) any information or documentation that is privileged or otherwise legally protected from disclosure under applicable law.  In addition, within five (5) business days following the Effective Date, Seller shall deliver to Buyer, at Seller’s sole cost and expense, the Natural Hazard Disclosure Statement required by California Civil Code Section 1102.6c(b), which document shall be within the definition of Documents and Materials.

(b) Plans.  Any and all building plans (including as built plans), site plans, tenant improvement plans specifications or any other governmental approvals or processed documents relating to the Property and the construction of the Improvements in Seller’s possession (collectively, “Plans and Permits”).

13. INTENTIONALLY DELETED

14. SELLER’S REPRESENTATIONS AND WARRANTIES

In consideration of Buyer entering into this Agreement, Seller makes representations and warranties set forth in this Section, which are material and are being relied upon by Buyer (the continued truth and accuracy of which shall constitute a condition precedent to Buyer’s obligations hereunder).  To the extent that Seller becomes aware of any conflict with the representations and warranties set forth herein or that any covenant of Seller under this Agreement is incapable of being performed after the Effective Date and prior to the Close of Escrow, Seller shall provide Buyer with written notice thereof, in which case Buyer, within five (5) calendar days following receipt of such notice, shall have the right to either (i) terminate this Agreement, in which case the provisions of Sections 6(c) shall apply, or (ii) proceed with the transaction described herein, waiving such inconsistent representation(s) and warranty(ies) (provided, however, that Buyer shall not be deemed to have waived any such inconsistent representation(s) and warranty(ies) with respect to those that Seller is incapable of performing due to Seller’s breach of this Agreement or intentional frustration thereof). In no event shall Seller be liable to Buyer for, or be deemed to be in default pursuant to this Agreement by reason of any inaccuracy of a representation or warranty which results from any change that (i) occurs between the Effective Date and the Close of Escrow; and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, in such event, Buyer shall be entitled to terminate this Agreement by providing written notice of such termination to Buyer and, in such event, Seller shall immediately return the Second Deposit, plus all interest earned thereon, to Buyer and the parties shall have no further obligations to each other hereunder, except to the extent expressly provided herein.  If, in spite of such nonfulfillment of the conditions set forth in Section 6(a), the Close of Escrow occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in any notice or notices of modification as given by Seller to Buyer pursuant to this Section 14 prior to the Close of Escrow (provided, however, that any of Seller’s representations and warranties shall not be deemed to have been modified nor shall Buyer be deemed to have waived any such representations and warranties with respect to those affected by Seller’s breach of this Agreement or Seller’s intentional frustration thereof).

(a) Seller’s Authority.  Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

(b) Proceedings.  To Seller’s knowledge, (i) there are no actions, suits, arbitrations, claims proceedings or governmental investigations pending, in law or equity, including, without limitation, the commencement of any condemnation action, against or affecting the Property or in which Seller is a party by reason of Seller’s ownership of the Property, and (ii) there is not now pending any action or proceeding before any court or governmental agency or body against Seller which would prevent Seller from performing its obligations hereunder.

(c) Compliance with Laws.  To Seller’s knowledge, Seller has not received a notice of a violation of any applicable law, ordinance, building code, rule, regulation or requirement of any governmental agency, body or subdivision affecting or relating to the Property.

(d) Personal Property.  Seller has not encumbered or transferred its interest in any Personal Property existing at the Property as of the Effective Date, other than pursuant to Approved Conditions of Title or replacements of the same in the ordinary course of business.

(e) Leases.  To Seller’s knowledge, (i) there are no leases or other agreements, written or oral, affecting or relating to the rights of any party with respect to the possession of the Property except the Leases listed on Exhibit D and any New Leases or modifications to the Leases entered into in accordance with Section 16(a) below, (ii) Seller has provided Buyer with true and correct copies of all Leases identified on Exhibit D, (iii) all rent concessions, improvement or other allowances, and leasing commissions under the Leases have paid or satisfied (other than certain payments to Nvidia corporation or any affiliate of Nvidia Corporation under its leases, which such unpaid rent concessions, improvement or other allowances, and leasing commissions will be credited to Buyer at Closing) and (iv) Seller has not received any written notice of any material default by Seller under any Lease.

(f) Hazardous Materials.  Except as disclosed in the Documents and Materials (including, without limitation, any environmental reports or studies described therein), to Seller’s knowledge,  Seller has not received notice from any governmental authority of any contamination or hazardous materials or hazardous waste in existence in, on or below the surface of the Property, including, without limitation, contamination of the soil, subsoil or ground water, which constitutes a violation of any federal, state or local law, ordinance, rule, or regulation of any governmental entity having jurisdiction thereof.  Except as disclosed in the Documents and Materials (including, without limitation, any environmental reports or studies described therein), to Seller’s knowledge, there are no underground storage tanks at the Property.

(g) Executive Order.  Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).  Seller is not:

(i) listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or

(ii) a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Seller hereby covenants and agrees that if Seller obtains knowledge that Seller is indicted, arraigned, or custodial detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Buyer in writing, and in such event, Buyer shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Seller.  In such event the Second Deposit shall be returned to Buyer.

(h) Intentionally Omitted.

(i) Contracts and Agreements.  To Seller’s knowledge, attached to this Agreement as Exhibit J is a true, correct and complete schedule of all of the contracts, and other agreements concerning the operation, maintenance and use of the Property, showing as to each of the Contracts: (i) name of vendor; and (ii) type of service.

(j) Intentionally Omitted.

(k) Bankruptcy.  Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing Seller’s inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

(l) Actions.  All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby.  No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required.

(m) Signatory.  The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.
(n) Enforceability.  This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(o) Conflicting Documents.  Neither the execution or delivery of this Agreement, nor the consummation of the transaction contemplated herein, will conflict with, or constitute or result in a breach of, any contract, license or undertaking to which Seller is a party or by which the Property is bound, resulting in the creation of any lien or encumbrance upon the Property.

(p) Deliveries.  Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its agents to Buyer in connection with the transaction contemplated hereby.  Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer.  Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports.  To Seller’s knowledge, Seller has made available to Buyer access to all written information in its actual possession respecting the Property, other than items described in clauses (i) through (vi) of Section 12(a).

(q) Limitations.  The representations and warranties of Seller set forth in this Section 14 (as such may have been updated as of the Close of Escrow in accordance with this Section 14) in accordance with the terms of this Agreement, shall survive Close of Escrow until the close of business on December 1, 2008 (the “Survival Period”) with respect to any written claims which were delivered within the Survival Period, then all causes of action related to the same shall terminate.  No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to Close of Escrow.  For purposes of this Subsection (q), “known to Buyer” shall mean the actual knowledge of Kevin Tse or Michael Glass.  Seller shall have no liability to Buyer for a breach of any representation or warranty (i) unless the valid claims for all such breaches collectively aggregate more than One Hundred Thousand Dollars ($100,000), (ii) for claims in excess of Two Million Dollars ($2,000,000) (the “Maximum Liability Cap”) and (iii) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of the Survival Period and an action shall have been commenced by Buyer against Seller with respect to the claims specified in such written notice  within thirty (30) days thereafter.  The provisions of this Section 14 shall survive Close of Escrow or any termination of this Agreement.

(r) Knowledge.  “Seller’s knowledge” shall refer only to the current actual (not constructive) knowledge of Awais Mughal, John Winther and Denise Rock, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any affiliate of Seller, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such persons any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

15. BUYER’S REPRESENTATIONS AND WARRANTIES

In consideration of the Seller entering into this Agreement, Buyer makes the representations and warranties set forth in this Section.

(a) Buyer’s Authority.  Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.  The sole direct or indirect owner of Buyer is Nvidia Corporation.

(b) Actions.  All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby.  No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required.

(c) Signatory.  The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer and the partners of Buyer, if any, have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.

(d) Enforceability.  This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms.

(e) ERISA.  (i) Buyer is not purchasing the Property with funds that constitute plan assets within the meaning of Department of Labor Regulation  29 C.F.R. §2510.3-101 of any (a) “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and covered under Title I, Part 4 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), or (b) “plan” (within the meaning of Section 4975(e)(1) of the Code), (ii) Buyer is not (a) an entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity or (b) a “governmental plan” within the meaning of section 3(32) of ERISA, and (iii) the execution of this Agreement and the sale of the Property by Buyer is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

(f) Executive Order.  Buyer is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and any other Orders.  Buyer is not:

(i) listed on the Lists; or

(ii) a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Buyer hereby covenants and agrees that if Buyer obtains knowledge that Buyer is indicted, arraigned, or custodial detained on charges involving money laundering or predicate crimes to money laundering, Buyer shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Buyer immediately upon delivery of written notice thereof to Seller.  In such event the Second Deposit shall be returned to Buyer.

16. SELLER’S COVENANTS

(a) Modification of Existing Leases and Contracts.  Prior to the expiration of the Contingency Period, Seller may cancel, amend and modify any of the Leases and any of the Contracts, provided notice is given to Buyer within five (5) business days after such action and in any event at least two (2) business days prior to the expiration of the Contingency Period.  After the expiration of the Contingency Period, Seller may not cancel, amend, or modify any Leases, in a manner binding upon Buyer after the Close of Escrow, unless otherwise approved by Buyer in writing in Buyer’s sole discretion or unless required by the terms of any such Lease.  After the expiration of the Contingency Period, Seller may not cancel, amend, or modify any Contract, in a manner, unless if doing so is in the ordinary course of operating the Property and the contract either (i) will not be binding on Buyer or (ii) is cancelable on thirty (30) days or less notice without penalty or premium.  If Seller shall request Buyer’s approval to any of the foregoing matters, Buyer shall have five (5) business days from its receipt of such request to give Seller notice of its approval or disapproval of such matter.  If Buyer does not give such notice, such matter shall be deemed disapproved by Buyer.

(b) New Leases and Contracts.  Prior to the expiration of the Contingency Period, Seller may enter into any new lease or any new contract, provided notice is given to Buyer within five (5) business days after such action and in any event at least two (2) business days prior to the expiration of the Investigation Period.  After the expiration of the Contingency Period, Seller may not enter into any new lease or contract without Buyer’s consent, which consent shall be in Buyer’s sole discretion.  After the expiration of the Contingency Period, Seller may not enter into any new contract, unless doing so is in the ordinary course of operating the Property and the contract either (i) will not be binding on Buyer or (ii) is cancelable on thirty (30) days or less notice without penalty or premium.  If Seller shall request Buyer’s approval to any of the foregoing matters, Buyer shall have five (5) days from its receipt of such request to give Seller notice of its approval or disapproval of such matter.  If Buyer does not give such notice, such matter shall be deemed disapproved by Buyer.

(c) So long as this Agreement remains in effect, Seller shall ensure that the Property is operated and maintained in a manner consistent with past practices and maintain reasonable and customary levels and coverages of insurance and Seller shall not create or consent to the creation of liens or exceptions to title other than the Approved Conditions of Title or take any action that would render any of the representations or warranties of Seller set forth in Section 14 incorrect as of the Close of Escrow.

(d) Seller shall promptly notify Buyer in writing of any material change in the status of the use, occupancy, or condition of the Property.

(e) Seller will give notice as of the Close of Escrow terminating any Contracts that Buyer has not agreed in writing to accept to the extent that such contracts are terminable.

17. DEFAULT

(a) Liquidated Damage.  BUYER RECOGNIZES THAT THE PROPERTY WILL BE REMOVED BY THE SELLER FROM THE MARKET DURING THE EXISTENCE OF THIS AGREEMENT, AND THAT IF THIS AGREEMENT IS NOT CONSUMMATED SOLELY BECAUSE OF BUYER’S DEFAULT IN ITS OBLIGATION TO PURCHASE THE PROPERTY, IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF THE DETRIMENT TO SELLER.  THE PARTIES HAVE DETERMINED AND AGREED THAT THE ACTUAL AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER AS A RESULT OF ANY SUCH DEFAULT IS DIFFICULT OR IMPRACTICABLE TO DETERMINE AS OF THE DATE OF THIS AGREEMENT AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF THE AMOUNT OF SUCH DAMAGES.  FOR THESE REASONS, THE PARTIES AGREE THAT IF THIS PURCHASE AND SALE IS NOT CONSUMMATED BECAUSE OF BUYER’S DEFAULT IN ITS OBLIGATION TO PURCHASE THE PROPERTY, SELLER, AS ITS SOLE REMEDY, SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF).  IN ADDITION, BUYER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES.  SELLER WAIVES ITS RIGHT TO SEEK SPECIFIC PERFORMANCE AGAINST BUYER PURSUANT TO CALIFORNIA CIVIL CODE SECTION 3389, OR OTHERWISE, OR TO SEEK ANY OTHER REMEDY AT LAW OR IN EQUITY.  NOTHING CONTAINED HEREIN SHALL IN ANY MANNER LIMIT THE AMOUNT OF DAMAGES OBTAINABLE BY SELLER PURSUANT TO AN ACTION UNDER ANY HOLD HARMLESS, DEFENSE OR INDEMNIFICATION PROVISION HEREOF.

Seller _/s/ CS_                                Buyer _/s/ KB_

(b) Default by Seller.  In the event the sale of the Property as contemplated hereunder is not consummated due to Seller’s default hereunder, Buyer shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit plus all interest earned thereon, or (b) to enforce specific performance of Seller’s obligation to convey the Property to Buyer in accordance with the terms of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder.  In the event the sale of the Property as contemplated hereunder is not consummated due to Seller’s default hereunder, and Buyer elects clause (a) above as its remedy, subject to a cap of $150,000, Seller shall reimburse Buyer within ten (10) days of the cancellation of this Agreement all of Buyer’s reasonable and actual out of pocket costs and expenses incurred by

Buyer in connection with this Agreement, including title, survey and escrow cancellation charges (“Costs”).  Buyer expressly waives its rights to seek damages in the event of Seller’s default hereunder except as expressly provided herein.  Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit (plus interest, and be reimburse its Costs) if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Real Property is located, on or before ninety (90) days following the date upon which Close of Escrow was to have occurred.  Buyer waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages (other than for the Costs), punitive damages or consequential damages.  In no case shall Seller ever be liable to Buyer under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder.

18. CONDEMNATION AND DESTRUCTION

(a) Eminent Domain or Taking.  If, prior to the Close of Escrow, any material portion of the Real Property or Improvements is taken by eminent domain or otherwise, Seller shall immediately notify Buyer of such fact.  If such taking is “material,” Buyer shall have the option, in its sole discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) days after receipt of Seller’s notice.  If this Agreement is terminated pursuant to this Section, the provisions of Section 6(c) shall govern.  If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price.  For the purpose hereof, “material” shall be deemed to be any diminution in the value of the Property as a result of a taking by eminent domain or otherwise which exceeds two million and 0/100ths Dollars ($2,000,000.00).

(b) Fire or Casualty.  Prior to the Close of Escrow, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section.  If, prior to the Close of Escrow, any part of the Improvements are damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact.  If such damage or destruction is “material”, Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller’s notice.  For purposes hereof, “material” shall be deemed to be any damage or destruction where the cost of repair or replacement is estimated to be two million and 0/100ths Dollars ($2,000,000.00) or more by Seller’s consultant.  If this Agreement is so terminated, the provisions of Section 6(c) shall govern.  If Buyer does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction, and the parties shall proceed to the Close of Escrow pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price.

19. NOTICES

All notices required or permitted hereunder shall be in writing, and shall be served on the parties at the addresses set forth below.  Any such notices shall be either (i) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with such courier, or (ii) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery.  A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  The attorney for a party has the authority to send notices on behalf of such party.

TO BUYER:	Harvest 2400, LLC
2701 San Tomas Boulevard
Santa Clara, 95050
Telephone:	(408) 486-2000
Facsimile:	(408) 486-2200
Attention:	Senior Director of Real Estate and
Legal Department

WITH A COPY TO:	Cooley Godward Kronish, LLP
101 California Street, 5th Floor
San Francisco, CA 94111-5800

Telephone: (415) 693-2098

Facsimile:   (415) 693-2222

Attention:  Anna Pope

TO SELLER:	c/o Harvest Properties, Inc.

6475 Christie Avenue, Suite 550

Emeryville, CA 94608

Telephone:	(510) 594-2050

Facsimile:	(510) 594-2049

Attention:	John Winther

and:

c/o BlackRock Realty Advisors, Inc.

300 Campus Drive, 3rd Floor

Florham Park, New Jersey 07932

Attention:	Mario Mirabelli, Vice-President - Dispositions

Telephone:	(973) 264-2700

Facsimile:	(646) 521-4990

mario.mirabelli@blackrock.com

and:

c/o BlackRock Realty Advisors, Inc.

300 Campus Drive, 3rd Floor

Florham Park, New Jersey 07932

Attention:	Jeremy A. Litt, Esq.

Telephone:	(973) 264-2700

Facsimile:	(646) 521-4998

Jeremy.litt@blackrock.com

WITH COPY TO:	Fulbright & Jaworski L.L.P.

600 Congress, Suite 2400

Austin, Texas 78701

Attention:	Jane S. Smith, Esq.

Telephone:	(512) 536-5238

Facsimile:	(512) 536-4598

jsmith@fulbright.com

TO ESCROW HOLDER:	First American Title Insurance Company

1737 North First Street, Suite 100

San Jose, CA 95112

Telephone:	(408) 451-7800

Facsimile:	(408) 451-7836

Attention:	Dian Blair

Notice of change of address shall be given by written notice in the manner described in this Section

20. NONDISCLOSURE

Prior to the Close of Escrow, Buyer and Seller shall keep confidential the existence of and the provisions of this Agreement in accordance with that certain Confidentiality Agreement dated December 21, 2007 by and between Seller and Buyer; provided, however, that Buyer may make filings and disclosure of this Agreement to the extent required by applicable laws.

21. BROKERS

Seller represents to Buyer that it has not dealt with any broker or finder in connection with the sale contemplated by this Agreement except for Sherman Chan and Mike Benevento of CB Richard Ellis, Inc., and George Reilly of CPS Corfac International (collectively, “Brokers”).  Buyer represents to Seller that it has not dealt with any broker or finder in connection with the sale contemplated by this Agreement other than Brokers.  Seller and Buyer shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders other than Brokers claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement, or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim.  The provisions of this paragraph shall survive Closing or any termination of this Agreement.

22. EXCHANGE

The parties to this Agreement acknowledge that either party may desire to structure the sale and/or the purchase of the Property as an exchange for like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in order to defer recognition of income from the disposition of the Property and other properties.  The parties agree to reasonably cooperate with each other to accomplish such exchange(s) and each party hereby agrees that any and all costs associated with said exchange shall be borne solely by the exchanging party and shall in no way be attributable to the non-exchanging party.  In no event shall (i) such cooperation entail any additional expense or cause any liability whatsoever to the non-exchanging party, (ii) the non-exchanging party be required to take title to the exchanged property(ies) to effectuate the tax deferred exchange contemplated by this Section, (iii) the Close of Escrow be extended as a result of such exchange, and (iv) the exchanging party shall indemnify and hold the other party harmless for, from an against any claim, demand, cause of action, liability or expenses including attorneys’ fees) in connection with such exchange including, without limitation, any increase in escrow fees or charges resulting from such exchange.  An assignment to an exchange facilitator pursuant to this Section shall not relieve the assigning party from any of its obligations hereunder nor shall the ability to consummate a 1031 exchange be a condition to the Close of Escrow.

23. MISCELLANEOUS

(a) Partial Invalidity.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid, and shall be enforced to the fullest extent permitted by law.

(b) Waivers.  No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

(c) Survival of Representations.  The indemnification, defense and hold harmless obligations, and the representations and warranties made by each party herein (subject to Section 14(q)) shall survive (i) the Close of Escrow and shall not merge into the Grant Deed and the recordation thereof, and (ii) the termination and/or cancellation of this Agreement.

(d) Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto; provided, however, that Buyer shall not assign Buyer’s rights or obligations pursuant to this Agreement to any party without the prior written consent of Seller, which consent may be withheld in its sole and absolute discretion.

(e) Professional Fees.  If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys’ fees, costs and expenses and court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.

(f) Entire Agreement.  This Agreement (including all Exhibits attached hereto) and all documents referred to in Sections 7 and 8 executed by the parties in connection with the Close of Escrow are the final expression of, and contain the entire agreement between, the parties with respect to the subject matter hereof and supersede all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented, superseded, canceled or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.  The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assignees.

(g) Time of Essence.  Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

(h) Relationship of Parties.  Nothing contained in this Agreement shall be deemed or construed by the parties to create the relationship of principal and agent, a partnership, joint venture or any other association between Buyer and Seller.

(i) Construction.  Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement.  Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.  This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  Unless otherwise indicated, all references to paragraphs, sections, subparagraphs and subsections are to this Agreement.  All exhibits referred to in this Agreement are attached and incorporated by this reference.

(j) Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

(k) Possession of Property.  Buyer shall be entitled to the possession of the Property immediately following the Close of Escrow.

(l) Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

(m) Days of Week.  If any date for performance herein falls on a Saturday, Sunday or holiday, as defined in Section 6700 of the California Government Code, the time for such performance shall be extended to 5:00 p.m. on the next business day.

(n) Representation by Counsel.  Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against either Seller or Buyer based upon authorship of any of the provisions hereof.  Seller and Buyer each hereby warrant, represent and certify to the other as follows:  (a) that the contents of this Agreement have been completely and carefully read by the representing party and counsel for the representing party; (b) that the representing party has been separately represented by counsel and the representing party is satisfied with such representation; (c) that the representing party’s counsel has advised the representing party of, and the representing party fully understands, the legal consequences of this Agreement; and (d) that no other person (whether a party to this Agreement or not) has made any threats, promises or representations of any kind whatsoever to induce the execution hereof, other than the performance of the terms and provisions hereof.

(o) Facsimile Signatures.  In order to expedite the transaction contemplated herein, facsimile and emailed signatures may be used in place of original signatures on this Agreement.  Seller and Buyer intend to be bound by the signatures on the electronically transmitted document, are aware that the other party will rely on the such signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature provided that the parties agree to exchange originally signed counterparts within ten (10) days following the date hereof.

(p) Offer.  This Agreement constitutes an offer by Buyer to buy the Property upon the terms and conditions set forth herein, and such offer shall not be deemed to be accepted until executed and delivered by Buyer and Seller.

(q) AS-IS SALE.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSE OF ESCROW SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.  BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, OR ANY EMPLOYEES OR AGENTS REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS.”

BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT  PRIOR TO CLOSE OF ESCROW, SUCH INVESTIGATIONS OF THE  PROPERTY, INCLUDING BUT NOT  LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON CLOSE OF ESCROW, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSE OF ESCROW (EXCEPT WITH RESPECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND ANY FRAUD ON THE PART OF SELLER), SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLERS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES,  LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST  SELLER (AND  SELLER’S  OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.  IN ADDITION, BUYER WAIVES, RELINQUISHES AND RELEASES ANY CLAIMS IT MAY HAVE AGAINST SELLER, BLACKROCK GRANITE PROPERTY FUND, L.P., AND ITS DIRECT AND INDIRECT OWNERS, WITH RESPECT TO ANY STATEMENTS MADE BY HARVEST PROPERTIES, INC., OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, INCLUDING BUT NOT LIMITED TO JOHN WINTHER AND AWAIS MUGHAL, REGARDING THE EXISTENCE, STATUS, POTENTIAL FOR OR NATURE OF ANY ENTITLEMENTS WITH RESPECT TO THE PROPERTY AND ANY REDEVELOPMENT OF THE PROPERTY.  THE PROVISIONS OF THIS SECTION WILL SURVIVE THE TERMINATION OF THIS AGREEMENT.  BUYER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES THAT:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Seller _/s/ CS__                                Buyer _/s/ KB__

(r) Limitation on Liability.  In any action brought to enforce the obligations of Seller under this Agreement or any other document delivered in connection herewith, the judgment or decree shall be subject to the provisions of this Section 23(r).  In all events, the liability of Seller under this Agreement in the aggregate shall be enforceable against Seller only up to the Maximum Liability Cap.  In connection with this Agreement, BlackRock Realty Advisors, Inc. (“Advisor”) is acting as the investment adviser to Seller, and Advisor shall not have any individual liability hereunder.  Buyer acknowledges and agrees that Buyer shall have no recourse against any property or assets of BlackRock Granite Property Fund, L.P. or Harvest Properties, Inc., any assets of the Advisor, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller, BlackRock Granite Property Fund, L.P., Harvest Properties, Inc., or the Advisor (collectively, “Seller Parties”) for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller, except that Buyer shall have a claim against the Property (and the proceeds from the sale thereof), but only up to the Maximum Liability Cap.   The Seller Parties, shall not be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Buyer’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise, provided the foregoing shall not limit the rights of Buyer to pursue claims against the Property (and the proceeds from the sale thereof), but only up to the Maximum Liability Cap.  Nothing contained in this Agreement shall be deemed or construed to be an acknowledgment or agreement by Seller, or any other Seller Party that they do not have and maintain, respectively, separate existences, identities and integrity from the others, or that their separate existences, identities and integrity are impaired or should be disregarded in any manner whatsoever or that BlackRock Granite Property Fund, L.P., Harvest Properties, Inc., or Advisor are parties to this Agreement.  The provisions of this Section are intended and shall be construed to be a limitation on liability only and shall not be deemed or be construed to create any liability or obligation of Seller or any of the Seller Parties.  The provisions of this Section shall survive the termination of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the January 31, 2008.

BUYER:                                                                        SELLER:

HARVEST 2400, LLC                                                                        HARVEST-GRANITE SAN TOMAS LLC,

a Delaware limited liability company                                                 a Delaware limited liability company

By:   /s/ Karen Burns                                                                   By:BlackRock Granite Property Fund, L.P.,

Name:   Karen Burns                                                                   a Delaware limited partnership,

Its: Director its managing member

By:BlackRock Granite Property Fund, LLC,

a Delaware limited liability company,

its general partner

By:BlackRock Granite Property Fund, Inc.

a Maryland corporation,

its sole member

By:BlackRock Realty Advisors, Inc.,

a Delaware corporation,

its investment manager

    By:  /s/ Christopher Silva

    Name: /s/ Christopher Silva

    Its:  Vice President

[Signature page to
Agreement of Purchase and Sale]

EXHIBIT LIST

Exhibit A                      –          Property Description

Exhibit B                       –          Other Property

Exhibit C                       –          Bill of Sale

Exhibit D                       –          Leases

Exhibit E                        –      General Assignment

Exhibit F                        –          Grant Deed

Exhibit G                       –          Documents and Materials

Exhibit H                       –          Seller’s Certificate

Exhibit I                        –           Buyer’s Certificate

Exhibit J                        –           Contracts and Agreements

Exhibit K                       –           Form of Tenant Estoppel Certificate

Exhibit L                        –       Notice to Tenants

Exhibit M                      –          Notice to Vendors

Exhibit A

LEGAL DESCRIPTION

Real property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL 1:

PARCEL SIX, SO DESIGNATED AND DELINEATED ON THE PARCEL MAP RECORDED NOVEMBER 2, 1981 IN BOOK 491 OF MAPS, PAGES 42, 43 AND 44.

PARCEL 1A

PERPETUAL NONEXCLUSIVE EASEMENTS APPURTENANT TO SAID PARCEL SIX FOR (i) INGRESS AND EGRESS TO AND FROM SAID LAND; AND (ii) STORM DRAIN SEWERS; AND (iii) SANITARY SEWERS; AND (iv) GAS LINES, AS GRANTED BY MCCANDLESS - SAN TOMAS NO.2 TO MCCANDLESS - SAN TOMAS NO.1 ACCORDING TO THE RECIPROCAL EASEMENT AGREEMENT, GRANT OF PROPERTIES, RECONVEYANCE OF PROPERTIES, AND SUBORDINATION AGREEMENT RECORDED NOVEMBER 2, 1981 IN BOOK G427, PAGE 19, OFFICIAL RECORDS.

PARCEL 1B

PERPETUAL NONEXCLUSIVE EASEMENTS APPURTENANT TO SAID PARCEL SIX FOR STORM DRAIN SEWERS, AS GRANTED BY MCCANDLESS - SAN TOMAS NO. 2 TO MCCANDLESS - SAN TOMAS NO. 1 ACCORDING TO THE RECIPROCAL EASEMENT AGREEMENT RECORDED APRIL 22, 1982 IN BOOK G739, PAGE 514, OFFICIAL RECORDS.

PARCEL 2:

PARCEL SEVEN, SO DESIGNATED AND DELINEATED ON THE PARCEL MAP RECORDED NOVEMBER 2, 1981 IN BOOK 491 OF MAPS, PAGES 42, 43 AND 44.

PARCEL 2A

PERPETUAL NONEXCLUSIVE EASEMENTS APPURTENANT TO SAID PARCEL SEVEN FOR INGRESS AND EGRESS TO AND FROM SAID LAND, AS GRANTED BY MCCANDLESS - SAN TOMAS NO. 1 TO MCCANDLESS - SAN TOMAS NO.2 ACCORDING TO THE RECIPROCAL EASEMENT AGREEMENT, GRANT OF PROPERTIES, RECONVEYANCE OF PROPERTIES, AND SUBORDINATION AGREEMENT RECORDED NOVEMBER 2, 1981 IN BOOK G427, PAGE 19, OFFICIAL RECORDS.

PARCEL 2B

PERPETUAL NONEXCLUSIVE EASEMENTS APPURTENANT TO SAID PARCEL SEVEN FOR STORM DRAIN SEWERS, AS GRANTED BY MCCANDLESS - SAN TOMAS NO. 1 TO MCCANDLESS - SAN TOMAS NO. 2 ACCORDING TO THE RECIPROCAL EASEMENT AGREEMENT RECORDED APRIL 22, 1982 IN BOOK G739, PAGE 514, OFFICIAL RECORDS.

APN: 224-11-065 (Affects: Parcel 2) and 224-11-066 (Affects: Parcel 1)

A-1

Exhibit B

OTHER PROPERTY

(a)           All unexpired leases, subleases, occupancy and license agreements and any other agreements for the use, possession or occupancy of any portion of the Property and described on Exhibit D and all other new leases or modifications to existing leases entered into by Seller after the Effective Date with respect to the Property in accordance with Section 16(a) (“Leases”), security deposits under the Leases (to the extent made by tenants under the Leases and not applied or forfeited, in accordance with the terms of the applicable Leases, prior to the Close of Escrow as defined below), tenant indemnities, rents and other sums accruing pursuant to the Leases on or after the Close of Escrow, provided that no Leases shall be deemed assigned if Seller’s execution or modification of such Leases shall be in contravention of this Agreement.

(b)           All service contracts and other contracts which affect the Property to the extent described on Exhibit J and all other service contracts entered into by Seller in accordance with Section 16(b) after the Effective Date (“Contracts”);

(c)           All consents, authorizations, government approvals, governmental permits, licenses and approvals, warranties and guarantees that are assignable and that Seller has received on equipment installed in the Improvements, and, to the extent in Seller’s possession, plans, specifications, as-built architectural drawings and engineering, electrical and mechanical plans.

B-1

Exhibit C

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”), is made this ____ day of February __, 2008, by HARVEST-GRANITE SAN TOMAS LLC, a Delaware limited liability company (“Seller”), and _________________, a Delaware __________ (“Buyer”).

W I T N E S S E T H :

Seller and Buyer entered into that certain Agreement of Purchase and Sale dated as of _____________, 2007 (“Agreement”) respecting the sale of certain “Property” (as defined in the Agreement).

Under the Agreement, Seller is obligated to transfer Seller’s right, title and interest in and to certain tangible personal property, which is described in Exhibit A attached hereto and incorporated herein by this reference, as well as all of Seller’s right, title and interest in and to all other furniture, fixtures, equipment (including office equipment), machinery, tools and supplies owned by Seller and found on the improvements as of the date hereof, commonly known as 2600 - 2880 San Tomas Expressway, Santa Clara, California, located on the real property described in Exhibit B attached hereto (collectively, “Personal Property”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, transfer, sell, set over, assign, convey, release, confirm and deliver to Buyer all of the Personal Property.  The Personal Property is transferred “As-Is”, “Where-Is” without warranties of any kind including without limitation, implied warranties of merchantability or fitness for any particular purpose.

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of California.

C-1

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first written above.

SELLER:

HARVEST-GRANITE SAN TOMAS LLC,

a Delaware limited liability company

By:BlackRock Granite Property Fund, L.P.,

a Delaware limited partnership,

its managing member

By:BlackRock Granite Property Fund, LLC,

a Delaware limited liability company,

its general partner

By:BlackRock Granite Property Fund, Inc.

a Maryland corporation,

its sole member

By:BlackRock Realty Advisors, Inc.,

a Delaware corporation,

its investment manager

    By:

    Name:

    Its:

C-2

Exhibit D

LEASES

Digital Networks North America, Inc., May 23, 2003

BAIS, Inc., dba Bay Area Internet Solutions, July 22, 2002

BAIS, Inc. First Amendment to Lease, May 30, 2007

Osram Opto Semiconductors, Inc., January 5, 2007

Nvidia Corporation, May 26, 2006

Nvidia Corporation, First Amendment, February 8, 2007

Nvidia Corporation, Second Amendment, June 15, 2007

Nvidia Corporation, Third Amendment, November 15, 2007

Nvidia Corporation, Found Amendment, November 27, 2007

Nvidia Corporation, Fifth Amendment, December 4, 2007

Parametric Technology Corporation, May 2, 2003

Parametric Technology Corporation First Amendment, June 25, 2003

Edgewater Networks, Inc., July 11, 2005

M2000, Inc., September 25, 2006

Entrisphere, Inc., July 15, 2005

Mu Cho Hong and Sung Han Hong, April 5, 2006

ITM Software Corp., November 6, 2006

Verity, Inc., August 15, 2007

FusionStorm, December ___, 2005

FusionStorm First Amendment, March 24, 2006

D-1

Exhibit E

GENERAL ASSIGNMENT

This General Assignment (“Assignment”), dated as of _____________, 2008, is entered into by and between HARVEST-GRANITE SAN TOMAS LLC, a Delaware limited liability company (“Assignor”), in favor ___________, a Delaware _________ (“Assignee”).

W I T N E S S E T H :

Assignor, as seller, and Assignee, as buyer, entered into that certain Agreement of Purchase and Sale dated _______, 2007 (“Agreement”), regarding the purchase and sale of certain “Property” (as such term is defined in the Agreement).

Under the Agreement, Assignor is obligated to assign to Assignee, all of Assignor’s right, title and interest in and to the Leases and Contracts (as such term is defined in the Agreement) and Intangibles and Assignee is obligation to accept such assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee, all of Assignor’s estate, right, title and interest in and to (i) the maintenance, service or other contracts listed on Exhibit A attached hereto and accepted by Buyer pursuant to the Purchase Agreement, if any, (ii) the leases listed on Exhibit B and (iii) in each case to the extent assignable and without representation or warranty: all licenses, permits, sign permits, operating permits certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by governmental entities or otherwise in connection with the Property; any and all warranties, trade names, services marks, engineering, soils, pest control and other reports relating to the Property; advertising materials, all development rights and other intangible rights, titles, interests, privileges and appurtenances (in each case without representation or warranty, except as expressly set forth in the Agreement) and related to the Property and its operation; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Real Property and the Improvements, if any (collectively, the “Intangibles”), and Assignee hereby accepts such assignment and assumes the obligations with respect to the Intangibles as of the Close of Escrow (as defined in the Agreement).

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

The obligations of Assignee contained herein are intended to be binding upon Assignee and shall not be personally binding upon, nor shall any resort be had to the private properties of any officers, directors, shareholders, trustees or beneficiaries thereof.

This Assignment may be executed in counterparts with all such counterparts together constituting one (1) original of this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the dates set forth below.

ASSIGNEE:                                                                        ASSIGNOR:

______________, LLC                                                                        HARVEST-GRANITE SAN TOMAS LLC,

a Delaware _____________                                                                        a Delaware limited liability company

By:                                                                           By:BlackRock Granite Property Fund, L.P.,

Name:                                                                        a Delaware limited partnership,

Its:                                                                       its managing member

By:BlackRock Granite Property Fund, LLC,

a Delaware limited liability company,

its general partner

By:BlackRock Granite Property Fund, Inc.

a Maryland corporation,

its sole member

By:BlackRock Realty Advisors, Inc.,

a Delaware corporation,

its investment manager

  By:

  Name:

   Its:

Exhibit A To General Assignment

LIST OF CONTRACTS

Exhibit F

GRANT DEED

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Harvest Properties, Inc.

______________________

______________________

Attention:  _____________

MAIL TAX STATEMENTS TO:

Same as above

_________________________________________________________

(Above Space For Recorder’s Use Only)

In accordance with Section 11932 of the California Revenue and Tax Code, Grantor has declared the amount of the transfer tax which is due by a separate statement not being recorded with this Grant Deed.

GRANT DEED

FOR A VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, HARVEST-GRANITE SAN TOMAS LLC, a Delaware limited liability company (“Grantor”), hereby grants to _________________, a Delaware ______________ all rights, title and interest in that certain real property described in Exhibit A attached hereto and made a part hereof.  The conveyance hereunder is made subject to matters of record or apparent from an inspection or survey as of the date hereof.

DATED: ______________, 2008

GRANTOR:

HARVEST-GRANITE SAN TOMAS LLC,

a Delaware limited liability company

By:BlackRock Granite Property Fund, L.P.,

a Delaware limited partnership,

its managing member

By:BlackRock Granite Property Fund, LLC,

a Delaware limited liability company,

its general partner

By:BlackRock Granite Property Fund, Inc.

a Maryland corporation,

its sole member

By:BlackRock Realty Advisors, Inc.,

a Delaware corporation,

its investment manager

By:

Name:

Its:

State of California

County of _________________

On _______________ before me, ______________________, a notary public, personally appeared ____________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

Exhibit A to Grant Deed

LEGAL DESCRIPTION

Real property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL 1:

PARCEL SIX, SO DESIGNATED AND DELINEATED ON THE PARCEL MAP RECORDED NOVEMBER 2, 1981 IN BOOK 491 OF MAPS, PAGES 42, 43 AND 44.

PARCEL 1A

PERPETUAL NONEXCLUSIVE EASEMENTS APPURTENANT TO SAID PARCEL SIX FOR (i) INGRESS AND EGRESS TO AND FROM SAID LAND; AND (ii) STORM DRAIN SEWERS; AND (iii) SANITARY SEWERS; AND (iv) GAS LINES, AS GRANTED BY MCCANDLESS - SAN TOMAS NO.2 TO MCCANDLESS - SAN TOMAS NO.1 ACCORDING TO THE RECIPROCAL EASEMENT AGREEMENT, GRANT OF PROPERTIES, RECONVEYANCE OF PROPERTIES, AND SUBORDINATION AGREEMENT RECORDED NOVEMBER 2, 1981 IN BOOK G427, PAGE 19, OFFICIAL RECORDS.

PARCEL 1B

PERPETUAL NONEXCLUSIVE EASEMENTS APPURTENANT TO SAID PARCEL SIX FOR STORM DRAIN SEWERS, AS GRANTED BY MCCANDLESS - SAN TOMAS NO. 2 TO MCCANDLESS - SAN TOMAS NO. 1 ACCORDING TO THE RECIPROCAL EASEMENT AGREEMENT RECORDED APRIL 22, 1982 IN BOOK G739, PAGE 514, OFFICIAL RECORDS.

PARCEL 2:

PARCEL SEVEN, SO DESIGNATED AND DELINEATED ON THE PARCEL MAP RECORDED NOVEMBER 2, 1981 IN BOOK 491 OF MAPS, PAGES 42, 43 AND 44.

PARCEL 2A

PERPETUAL NONEXCLUSIVE EASEMENTS APPURTENANT TO SAID PARCEL SEVEN FOR INGRESS AND EGRESS TO AND FROM SAID LAND, AS GRANTED BY MCCANDLESS - SAN TOMAS NO. 1 TO MCCANDLESS - SAN TOMAS NO.2 ACCORDING TO THE RECIPROCAL EASEMENT AGREEMENT, GRANT OF PROPERTIES, RECONVEYANCE OF PROPERTIES, AND SUBORDINATION AGREEMENT RECORDED NOVEMBER 2, 1981 IN BOOK G427, PAGE 19, OFFICIAL RECORDS.

PARCEL 2B

PERPETUAL NONEXCLUSIVE EASEMENTS APPURTENANT TO SAID PARCEL SEVEN FOR STORM DRAIN SEWERS, AS GRANTED BY MCCANDLESS - SAN TOMAS NO. 1 TO MCCANDLESS - SAN TOMAS NO. 2 ACCORDING TO THE RECIPROCAL EASEMENT AGREEMENT RECORDED APRIL 22, 1982 IN BOOK G739, PAGE 514, OFFICIAL RECORDS.

APN: 224-11-065 (Affects: Parcel 2) and 224-11-066 (Affects: Parcel 1)

Exhibit G

DOCUMENTS AND MATERIALS

A. Intentionally Omitted.

B. Operating Information.  The following information with respect to the Property:

1. Copies of real estate tax bills (including special assessments) for prior 3 years, including evidence of payment.

2. Plans and specifications showing “as built” condition of the Property with an architect’s certificate as to the gross leasable area of the Property, to the extent they exist and are in Seller’s possession.

3. All reports relating to the physical condition of the Property, to the extent they exist and are in Seller’s possession, including engineering, mechanical, roof, environmental and seismographic.

4. All current insurance policies, together with a written summary of insurance coverages and premiums by policy type.

5. All reports, assessments or studies regarding actions required to bring the Property into compliance with the American Disabilities Act (“ADA”), or any similar statute or local ordinance or code.

6. All reports, assessments, studies or other information in Seller’s possession relating to design, construction and costs of performing seismic, ADA, building code and other improvements with respect to the Property.

7. A detailed list of any personal property owned by Seller including, without limitation, any fixtures equipment and tools owned by Seller and located on the Property which are to be conveyed to Buyer at the Close of Escrow (collectively, “Personal Property”), together with a copy of any warranty or guaranties applicable thereto.

8. Copies of all management, service and other contracts and agreements relating to the ownership, operation, maintenance, construction or development of the Property, including without limitation, any insurance policies, broker listing agreements, construction contracts major subcontractor contracts, architect contracts, maintenance contracts, reciprocal easement agreements, utility will-serve letters and any construction warranties on the roof of the Property, HVAC or other elements of the Property.

9. Copies of all leases, licenses or occupancy agreements relating to the Property.

G-1

C. Other Information.  To the extent such exist and are in Seller’s possession, the following additional information relating to the Property:

1. Seller’s most current title policy.

2. Existing certified boundary survey and title survey completed by a registered surveyor, including a legal description and, to the extent in Seller’s possession, copies of any title exceptions noted thereon.

3. Any and all licenses, permits, approvals and agreements affecting or relating to the ownership and operation of the Property.

4. Copies of all applications, permits, notices, approvals and correspondence or other written communications to or from any governmental or quasi-governmental entity, department or agency regarding any permit, approval, consent or authorization with respect to the Property, including without limitation, any building permits and certificates of occupancy.

5. Copies of all documents pertaining to any loan currently secured by the Property.

6. Details of any pending disputes, lawsuits, claims or other proceedings affecting the Property or any past disputes, lawsuits, claims or other proceedings affecting the Property while owned by Seller.

G-2

Exhibit H

SELLER’S CERTIFICATE

The undersigned, HARVEST-GRANITE SAN TOMAS, LLC, a Delaware limited liability company (“Seller”), hereby certifies to _______________, a Delaware _______________ (“Buyer”), pursuant to that certain Agreement of Purchase and Sale dated ________, 2007 by and between Seller and Buyer (the “Agreement”), that the representations and warranties made by Seller in the Agreement, subject to the provisions of and limitations contained in this Agreement, are true and correct and complete in all material respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ______ day of ______________, 2008.

HARVEST-GRANITE SAN TOMAS LLC,

a Delaware limited liability company

By:BlackRock Granite Property Fund, L.P.,

a Delaware limited partnership,

its managing member

By:BlackRock Granite Property Fund, LLC,

a Delaware limited liability company,

its general partner

By:BlackRock Granite Property Fund, Inc.

a Maryland corporation,

its sole member

By:BlackRock Realty Advisors, Inc.,

a Delaware corporation,

its investment manager

                                            By:

   Name:

                                            Its:

H-1

Exhibit I

BUYER’S CERTIFICATE

The undersigned, _______________, a Delaware ____________ (“Buyer”), pursuant to that certain Agreement of Purchase and Sale dated ________, 2007 by and between Harvest-Granite San Tomas, LLC, as Seller, and Buyer (the “Agreement”), that the representations and warranties made by Buyer in the Agreement, subject to the provisions of and limitations contained in this Agreement, are true and correct and complete in all material respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ______ day of ______________, 2008.

BUYER:

_____________________

a Delaware _____________

By:

Name:

Its:

I-1

Exhibit J

CONTRACTS AND AGREEMENTS

Exclusive Lease Listing Agreement, August 11, 2006, (CB Richard Ellis, Inc.)

Engineering Service Agreement, January 9, 2006, (ABM Engineering Services)

Service Contract (Elevator), April 26, 2006, (Otis Elevator Company)

Service Contract (Exterior Lighting), December 13, 2005, (Lighting Management Co., Inc.)

Service Contract (HVAC), June 26, 2006, (Matrix HG, Inc.)

Service Contract (Interior Plants), December 13, 2005, (AddLife, Inc.)

Service Contract (Janitorial), December 13, 2005, (Loma Cleaning Service, Inc.)

Service Contract (Landscaping), March 29, 2006, (Valley Crest Landscape Maintenance)

Service Contract (Pest Control), December 13, 2005, (Crane Pest Control, Inc.)

Service Contract (Window Washing), December 13, 2005, (Caledonia Building Services, Inc.)

Service Contract (Fire and Life Safety), February 8, 2006, (Diamond Communications, Inc.)

Service Contract (Parking Lot Sweeping), April 20, 2006, (Sweep, Inc.)

Management Agreement between San Tomas Tower LLC and Harvest Properties, Inc., dated December 13, 2005, as amended by the First Amendment to Property Management and Leasing Agreement, dated May 12, 2006, and amended by the Second Amendment to Property Management and Leasing Agreement, dated January __, 2007.

J-1

Exhibit K

FORM TENANT ESTOPPEL CERTIFICATE

[BUYER]

[BUYER’S ADDRESS]

Ladies and Gentlemen:

At the request of Harvest-Granite San Tomas, LLC, a Delaware limited liability company (“Landlord”), made in connection with the proposed sale of the property commonly known as 2600 - 2880 San Tomas Expressway, located in Santa Clara, California, (the “Property”) and Landlord’s interest in the “Lease” (as hereinafter defined) to [BUYER] (“Buyer”), the undersigned hereby certifies to Landlord and Buyer as follows:

1. The undersigned is the tenant under a lease with Landlord, dated __________, ___, [as amended by _________________, dated __________, ____ (collectively, the “Lease”)][(the “Lease”)] for suite(s) _______ on the ________ floor(s) at the Property (the “Premises”).

2. The Lease sets forth the entire agreement between Landlord and the undersigned with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

3. The monthly [base][minimum] rent of $________ due under the Lease has been paid through the date hereof, and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through the date hereof.

4. The Landlord is not in default under the Lease.

5. The expiration date of the Lease is ____________________, _____.

6. The amount of the security deposit currently held by Landlord under the Lease is $_______________.

7. There is no prepaid rent, except $ _____________.

8. The undersigned has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows: _____________________________.

9. The undersigned has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

10. The undersigned has unconditionally accepted the Premises and [has commenced payment of full rent] [or] [is entitled to _____ month’s abatement of base rent, as of the date hereof] under the Lease and is the owner and holder of the entire tenant’s interest in the Lease.

11. All work required to be performed by Landlord as of the date hereof with respect to the Lease and in connection with the Premises has been completed by Landlord to the satisfaction of Tenant.

K-1

12. The “base year” for operating expense reimbursements and real estate taxes under the Lease is ____.

13. The undersigned has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

14. This Tenant Estoppel Certificate (this “Certificate”) shall inure to the benefit of Landlord, Buyer and their successors and assigns.

15. The undersigned is duly authorized to execute this Certificate.

Very truly yours,

____________________________, Tenant

By:

Name:

Its:

Date:_________________, 2006

K-2

Exhibit L

FORM OF TENANT NOTICE LETTER

NOTICE TO TENANTS

2600 - 2880 San Tomas Expressway, Santa Clara, California

________________, 2008

Re:           Sale of 2600 - 2880 San Tomas Expressway, Santa Clara, California (the “Property”)

Dear Tenant:

This is to notify you that the Property has been sold to [BUYER] and that ____________________________ has been retained by the new owner as managing agent of the building.  Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:

_______________________________________________________________.

Very truly yours,

L-1

Exhibit M

FORM OF VENDOR NOTICE LETTER

NOTICE TO VENDORS

2600 - 2880 San Tomas Expressway, Santa Clara, California

_________________, 2008

Re:           Sale of 2600 - 2880 San Tomas Expressway, Santa Clara, California (the “Property”)

Dear Service Provider:

This is to notify you that the Property has been sold to [BUYER] (“Buyer”).  Buyer has assumed all of the obligations of the undersigned under the service contracts as of the date hereof.  All notices to Buyer should be sent to Buyer in the manner provided in the service contract to the following address:

_______________________________________________________________.

Very truly yours,

M-1

Exhibit N

RELATIONSHIP SIDE LETTER
HARVEST PROPERTIES, INC.
6475 Christie Avenue, Suite 550
Emeryville, CA 94608
January 31, 2008
Chris Silva
BlackRock Realty Advisors, Inc.
300 Campus Drive, 3rd Floor
Florham Park, New Jersey 07932

Dear Chris,

As discussed, Harvest 2400, LLC, an entity wholly owned by Nvidia Corporation (“Buyer”), the buyer of 2600-2880 San Tomas Parkway (the “Property”) pursuant to that certain Amended and Restated Agreement of Purchase and Sale, effective as of December 28, 2007 (“Purchase Agreement”), has requested that BlackRock Granite Property Fund, L.P. (“Granite”), in its capacity as the investor member of Harvest-Granite San Tomas LLC (“Owner”), the current owner of the property, acknowledge that it is aware that Harvest Development Partners, LLC (“Harvest”), an affiliate of Harvest Properties, Inc., which is a member of Owner, and Buyer intend to enter into a development agreement pursuant to which Harvest will be retained by Buyer as its exclusive developer in connection with the redevelopment of a new office campus for Buyer on the Property and on a neighboring site located at 2400 Condensa Street, Santa Clara, California.  Granite further acknowledges that Granite has been informed that: (i) prior to the date hereof, Harvest has been working with Buyer on the entitlement process for the potential development of the Property, and that, after the closing under the Purchase Agreement, Harvest will continue to work with Buyer to develop the Property, and (ii) Buyer contemplates developing the Property with a one and one-half to two million square foot campus over the next five to six years, subject to the terms of the development agreement with Harvest (the past, present, and contemplated future relationship between Buyer and Harvest being referred to herein as the “Relationship”).

Granite is executing this letter with the understanding that Buyer understands and has acknowledged that none of Granite, BlackRock Realty Advisors, Inc., their respective direct or indirect owners, or any of each of their respective members, managers, officers, directors, partners, owners, employees, or legal advisors (collectively, the “Granite Parties”) have any knowledge whatsoever relating to any representations or warranties that have been made or may have been made to Buyer by Harvest or any of Harvest’s affiliates or any of their respective representatives pursuant to the Relationship or otherwise in connection with the entitlement or contemplated redevelopment of the Property by Buyer or any other party, and further, except for the express representations and warranties of Seller set forth in the Purchase Agreement (subject to the terms and limitations set forth therein), that Buyer has waived and released the Granite Parties from any liability whatsoever with respect to the Relationship, any matters relating to the entitlement of the Property, and any contemplated redevelopment of the Property by Buyer or any other party.

Please confirm that you are aware of the above by signing below.

Thanks, By: /s/ John Winther Name : John Winther, President, Harvest Properties, Inc.

[Acknowledgement on Next Page]

Acknowledged and confirmed as of January 31, 2008:

HARVEST-GRANITE SAN TOMAS LLC, a Delaware limited liability company

By:BlackRock Granite Property Fund, L.P.,
a Delaware limited partnership, its managing member

By: BlackRock Granite Property Fund, LLC,
a Delaware limited liability company, its general partner

By: BlackRock Granite Property Fund, Inc.
a Maryland corporation, its sole member

By:  BlackRock Realty Advisors, Inc.,
a Delaware corporation, its investment manager

By:    /s/ Chris Silva
Name :  Chris Silva
Its:        Vice President